UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2011, Tennessee Commerce Bancorp, Inc. (the “Company”) was notified by the NASDAQ Stock Market, LLC (“NASDAQ”) that it is not in compliance with the NASDAQ Global Market requirement that listed securities maintain a minimum market value of publicly held shares of $5.0 million (excluding shares held by directors, officers and 10% shareholders), contained in NASDAQ listing rule 5450(b)(1)(C).

The Company has until June 11, 2012 to meet the minimum market value requirement or its common stock will be subject to delisting.  The Company could regain compliance with the requirements of the NASDAQ Global Market if the market value of its common stock rises to $5.0 million or greater for a minimum of ten consecutive business days before the end of the compliance period.

Alternatively, the Company may apply to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market, provided it meets the requirements to list on that market, including the minimum market value of publicly held shares of $1.0 million.  For now, the Company’s common stock will continue to trade on the NASDAQ Global Market.

Caution about forward-looking statements.

Certain information contained herein may include “forward-looking statements.”  These forward-looking statements relate to regaining compliance with NASDAQ’s requirements and applying to transfer the listing of the Company’s common stock to the NASDAQ Capital Market.  There can be no assurance that the Company will be able to regain compliance with NASDAQ’s requirements or that any transfer of listing application to the NASDAQ Capital Market will be granted.  Factors that could cause actual events to differ from those expressed or implied by such forward-looking statements include the cautionary language under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and other filings made with the Securities and Exchange Commission.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank (the “Bank”).  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee.  The Company’s common stock is traded on the NASDAQ Global Market under the symbol “TNCC.”  Additional information about Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank can be accessed at www.tncommercebank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: December 20, 2011
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer (Principal Financial and Accounting Officer)